Exhibit 23

             		       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Carolina Telephone and Telegraph Company

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-64476) of Carolina Telephone and Telegraph Company and in the related Prospectus of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of Carolina Telephone and Telegraph Company included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                   							 ERNST & YOUNG LLP

Kansas City, Missouri
March 25, 1997








































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